Exhibit 10.02
AMENDMENT NO. 1 TO
THE E.W. SCRIPPS COMPANY
2010 LONG-TERM INCENTIVE PLAN
The E. W. Scripps Company 2010 Long-Term Incentive Plan, as previously amended and restated as of February 24, 2015 (the “Plan”) is amended, effective February 21, 2017, as follows:
1.    Section 18 of the Plan is hereby superseded and replaced in its entirety as set forth below:
“Section 18.    Withholding Taxes. To the extent required by Applicable Law, a Participant shall be required to satisfy, in a manner satisfactory to the Company or Subsidiary, as applicable, any withholding tax obligations that arise by reason of a Stock Option or SAR exercise, the vesting of or settlement of Shares under an Award, an election pursuant to Section 83(b) of the Code or otherwise with respect to an Award. The Company and its Subsidiaries shall not be required to issue or deliver Shares, make any payment or to recognize the transfer or disposition of Shares until such obligations are satisfied. The Committee may permit or require these obligations to be satisfied by having the Company withhold a portion of the Shares that otherwise would be issued or delivered to a Participant upon exercise of the Stock Option or SAR or upon the vesting or settlement of an Award, or by tendering Shares previously acquired, provided that in no event shall the value of any Shares so withheld exceed the amount of taxes required to be withheld based on the maximum statutory tax rates in the Participant’s applicable taxing jurisdictions. Any such elections are subject to such conditions or procedures as may be established by the Committee and may be subject to disapproval by the Committee.”
2.    Except as explicitly set forth herein, the Plan will remain in full force and effect.
IN WITNESS WHEREOF, the undersigned authorized officer of The E. W. Scripps Company the (“Company”) hereby certifies that this amendment to the Plan was approved and adopted by the Board of Directors of the Company effective February 21, 2017, and, therefore, the Company has caused this amendment to the Plan to be executed this 21st day of February, 2017.
THE E.W. SCRIPPS COMPANY

By: /s/ Julie L. McGehee
Julie L. McGehee, ESQ
Secretary and Vice President